As filed with the Securities and Exchange Commission on November 9, 2018

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 1

TO

FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

FIRST KEYSTONE CORPORATION

(Exact name of Registrant as specified in its charter)

Pennsylvania (State or other jurisdiction of incorporation or organization)	23-2249083 (I.R.S. Employer Identification No.)

FIRST KEYSTONE CORPORATION

111 West Front Street

P.O. Box 289

Berwick, Pennsylvania 18603

(570) 752-3671

(Address, including Zip Code, and telephone

number, including area code, of registrant’s

principal executive offices)

Elaine A. Woodland, President and

Chief Executive Officer

FIRST KEYSTONE CORPORATION

111 West Front Street

P.O. Box 289

Berwick, Pennsylvania 18603

(570) 752-3671

(Name, address, including Zip Code, and telephone number,

including area code, of agent for service)

With a Copy to:

Erik Gerhard, Esquire

G. Philip Rutledge, Esquire

BYBEL RUTLEDGE LLP

1017 Mumma Road, Suite 302

Lemoyne, Pennsylvania 17043

(717) 731-1700

Approximate date of commencement of the proposed sale of the securities to the public: As soon as practicable after this registration statement becomes effective.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, check the following box. ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐

Accelerated filer ☒

Non-accelerated filer ☐

Smaller reporting company ☒

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per unit(1)	Proposed maximum aggregate offering price(1) (2)	Amount of registration fee(3)
Common Stock Par Value $2.00 per share	10,613	$27.14	$288,036.82	$34.91

(1)	Based upon the highest price, excluding interest, to be payable per share in connection with our rescission offer covered by this Registration Statement. The price per share will range from $26.49 to $27.14, depending on the price originally paid by the offeree.
(2)	Aggregate purchase price, excluding interest, estimated to be payable if the rescission offer covered by this Registration Statement is accepted in full.
(3)	Calculated pursuant to Rule 457(j) on the basis of the amount at which such securities were sold and previously paid.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective time until the registrant shall file an amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to such Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where the offer or the sale is not permitted.

Subject to completion, dated November 9, 2018

PROSPECTUS

FIRST KEYSTONE CORPORATION

Rescission Offer

10,613 Shares of Common Stock

par value $2.00 per share

We are offering, under the terms and conditions described in this prospectus, to rescind (the “Rescission Offer”) the previous purchase of 10,613 shares of our common stock, par value $2.00 per share, by persons who acquired such shares through our Dividend Reinvestment and Stock Purchase Plan (the “Plan”) through the reinvestment of cash dividends and optional cash payments on or after March 30, 2018 or June 29, 2018 (the “Applicable Dates”) at a price per share of $26.49 and $27.14, respectively.

If you purchased shares of our common stock pursuant to the Plan on an Applicable Date and accept the Rescission Offer you will receive:

•	In the event you sold such shares at a loss, an amount equal to the excess of the amount you paid for such shares over the proceeds from the sale of the shares, plus interest, less dividends that you received or that you are entitled to receive.

•	In the event you continue to hold such shares, upon tender of such shares, an amount equal to the amount you paid for such shares, plus interest from the date of the purchase, less dividends that you received or that you are entitled to receive.

The Rescission Offer expires 30 days after you receive the notice of the Rescission Offer (the “Expiration Date”).

As of November 7, 2018, the market price of our common stock was $24.50. First Keystone’s common stock is listed on the “Pink Sheets” OTC Markets under the symbol “FKYS.OB”.

You must accept the Rescission Offer for all of your shares of common stock subject to the Rescission Offer, as set forth in this prospectus. You do not need to take any action to reject the Rescission Offer. If you fail to respond to the Rescission Offer by the Expiration Date, you will be deemed by us to have rejected the Rescission Offer. Acceptance or rejection of the Rescission Offer may prevent you from maintaining an action against us in connection with shares of our common stock purchased pursuant to the Plan on the Applicable Dates.

The shares of our common stock subject to the Rescission Offer may not have been registered under the Securities Act of 1933, as amended (the “Securities Act”) or the Pennsylvania Securities Act of 1972, as amended (the “1972 Act”). These shares have now been registered with the Securities and Exchange Commission (the “SEC”) by means of a Registration Statement on Form S-3 of which this prospectus forms a part. Accordingly, whether or not you accept the Rescission Offer, shares of our common stock subject to the Rescission Offer will be registered under the Securities Act with the SEC, effective as of the date of this prospectus.

Neither the SEC, the Federal Deposit Insurance Corporation, the Pennsylvania Department of Banking and Securities nor any state securities commission has approved or disapproved these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The shares of common stock offered in this prospectus are not savings accounts, deposits, or other obligations of a bank or savings association and are not insured by the FDIC or any other governmental agency and are subject to investment risk, including the possible loss of principal.

Neither First Keystone Corporation nor its wholly-owned subsidiary, the First Keystone Community Bank, has guaranteed the shares being offered. There can be no assurance that the trading price of the common stock being offered will not decrease at any time.

See “Risk Factors” beginning on page 7 for a discussion of various factors that shareholders should consider about an investment in our common stock.

The date of this prospectus is November 9, 2018.

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QUESTIONS AND ANSWERS ABOUT THE RESCISSION OFFER

Why are you making the Rescission Offer?

On August 2, 2007, we filed a registration statement on Form S-3 with the SEC covering the sale and issuance of 200,000 shares of our common stock under the Plan. In July 2018, we determined that, due to a bookkeeping error by our transfer company, 10,613 shares of our common stock sold under the Plan may not have been properly registered in accordance with the Securities Act and the 1972 Act. Accordingly, we suspended further sales and issuances of our common stock under the Plan until a new registration statement could be filed and declared effective. On August 31, 2018, we filed a registration statement on Form S-3 covering the sale and issuance of an additional 600,000 shares of our common stock under the 2018 Dividend Reinvestment and Stock Purchase Plan (the “2018 Plan”), which registration statement has been declared effective by the SEC. The 2018 Plan is a successor to the Plan and operates the same way as the Plan.

We are making the Rescission Offer with regard to 10,613 shares of our common stock sold pursuant to the Plan on or after March 30, 2018 or June 29, 2018 (the “Applicable Dates”) at a price per share of $26.49 and $27.14, respectively. We are making the Rescission Offer in compliance with the Securities Act and the 1972 Act which will limit any contingent liability we may have as a result of possible noncompliance with applicable registration requirements under the Securities Act and 1972 Act in connection with the purchase of 10,613 shares of our common stock on the Applicable Dates.

What will I receive if I accept the Rescission Offer?

The answer to this question depends on whether you still hold the shares of our common stock purchased pursuant to the Plan on the Applicable Dates:

•	If you have sold such shares at a loss, we will pay you an amount equal to the amount you paid for such shares less the proceeds from the sale of the shares, plus interest, less dividends that you received or that you were entitled to receive prior to such sale. Interest will be paid on the amount originally paid for the shares during the period from the date of purchase of the shares until the date of the sale of the shares and on the loss realized from the sale of the shares from the date of sale through the date that payment is made.

•	If you continue to hold such shares and the market price of the shares as of the Expiration Date is less than the price you paid for the shares, plus interest from the date of purchase of the shares through the date that payment is made by us, less dividends that you received or that you are entitled to receive, we will repurchase the shares and will pay you an amount equal to the amount you paid for such shares, plus interest from the date of purchase of the shares through the date that payment is made by us, less dividends that you received or that you are entitled to receive.

What dividends have been paid since the first Applicable Date?

We have paid the following cash dividends since the first Applicable Date:

Record Date	Payment Date	Dividend Per Share
June 12, 2018	June 29, 2018	$0.27
September 13, 2018	September 28, 2018	$0.27

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The amount and timing of future dividends are within the discretion of our board of directors and will depend upon our earnings, financial requirements, governmental regulations and other factors.

When will I receive payment for my shares if I properly accept the Rescission Offer?

If you properly accept the Rescission Offer, upon tender of the shares subject to the Rescission Offer, we will mail you a check for the proceeds to which you are entitled promptly following the Expiration Date.

Am I legally required to accept the Rescission Offer?

No. You are not legally required to accept the Rescission Offer.

What considerations should I take into account in deciding whether to accept the Rescission Offer?

The answer to this question depends on whether you still hold the shares of our common stock purchased pursuant to the Plan on an Applicable Date.

If you no longer hold such shares, you should determine whether any such shares were sold for less than you paid for them. You are not entitled to accept the Rescission Offer with respect to any shares you sold at a price equal to or higher than the price you paid for them and any interest that may be due under the Rescission Offer. If any of the shares you purchased on the Applicable Dates were sold at a loss, acceptance of the Rescission Offer, with regard to those shares, may be economically beneficial to you. The extent to which acceptance of the Rescission Offer is beneficial depends on the amount of the loss, the amount of interest to which you are entitled and the amount of dividends you received or that you are entitled to receive in connection with such shares. Generally, if the amount of dividends that you received or that you are entitled to receive with respect to shares subject to the Rescission Offer and any applicable interest exceeds the amount of the loss you incurred upon the sale of such shares, then you will not be entitled to accept the Rescission Offer with respect to such shares.

If you continue to hold such shares, acceptance of the Rescission Offer is not economically beneficial unless the market value of the shares, as of the Expiration Date, is less than the amount you paid for such shares on an Applicable Date, plus interest, less dividends that you received or that you are entitled to receive.

If you no longer hold all the shares of our common stock acquired pursuant to the Plan on the Applicable Dates, we will only repurchase those shares that are not deemed sold. Shares are deemed sold in the order in which you purchased them. In order to determine which shares are eligible for repurchase under the Rescission Offer, all shares acquired on your behalf pursuant to the Plan on the Applicable Dates will be matched against all sales of shares on or after the Applicable Dates by matching the first share acquired with the first share sold. Only those purchases that do not have matching sales are eligible for repurchase as part of the Rescission Offer. You are entitled to payment for those shares that are deemed sold at a loss. In order to determine the amount payable with respect to shares that are sold, the Rescission Administrator, as defined below, will use the same procedure as is used to determine which shares are eligible for repurchase.

May I accept the Rescission Offer in part?

No. You must accept the Rescission Offer for all the common stock that was purchased on your behalf by the Plan on the Applicable Dates and are subject to the Rescission Offer.

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When does the Rescission Offer expire?

The Rescission Offer expires 30 days after you receive the notice of the Rescission Offer and a copy of this prospectus.

What do I need to do now to accept the Rescission Offer?

You should complete, sign and date the accompanying Notice of Acceptance or Rejection of Rescission Offer Form (the “Notice Form”), included with this prospectus, and return it to:

First Keystone Corporation

111 West Front Street

P.O. Box 289

Berwick, Pennsylvania 18603

Attention: Cheryl Wynings

We must receive your properly completed Notice Form and all other required documentation before the Expiration Date. Otherwise, you will be deemed to have rejected the Rescission Offer. We will, in our sole discretion, determine whether your Notice Form has been properly completed and whether your acceptance of the Rescission Offer will be accepted or rejected.

If you currently own shares subject to the Rescission Offer and you hold certificates for such shares, you must enclose with the Notice Form the certificates for the shares to be repurchased by us, properly endorsed for transfer, with your signature guaranteed by an eligible guarantor institution such as a commercial bank, trust company, securities broker dealer, credit union or savings & loan that is a member of the Medallion Signature Guarantee Program. If Computershare Trust Company, N.A., the administrator of the Plan (the “Plan Administrator”), is presently holding certificates for the shares to be repurchased by us, or the Plan Administrator holds such shares in book-entry form, your signature on the Notice Form must be guaranteed as described above. If you decide to accept the Rescission Offer and intend to use the mail to return your stock certificates to us, we recommend that you use insured registered mail, return receipt requested.

If you have already sold shares subject to the Rescission Offer at a loss, you must enclose with the Notice Form proof reasonably satisfactory to us evidencing the bona fide sale of such shares to a third party, including the sale price for such shares. Satisfactory proof of the sale price of such shares may take the form of a receipt from the broker, dealer or other person conducting the sale. The sale price may have been paid in either cash or property. If the sale price was paid in property, the price will be deemed to be the fair market value of such property at the time of sale. If the proof of the sale price is not reasonably satisfactory to us, we may require additional proof. In addition, we may require evidence that any sale of such shares was a bona fide transfer to a third party for consideration. A gifting of shares for no consideration is not considered to constitute a sale.

Will I have to pay any fees or commissions if I accept the Rescission Offer?

Generally, you will not pay any fees or commission if your shares of common stock subject to the Rescission Offer are held by Computershare Trust Company, N.A. or in certificated form.

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What do I need to do now to reject the Rescission Offer?

You do not need to take any action to reject the Rescission Offer or you may return the Notice Form indicating that you reject the Rescission Offer.

What happens if I do not return the Notice Form?

If you do not return the Notice Form and all other required documentation before the Expiration Date, you will be deemed to have rejected the Rescission Offer. If you reject the Rescission Offer, you will not receive any payment with respect to shares of our common stock subject to the Rescission Offer. In addition, the shares that you now own that are subject to the Rescission Offer will be registered under the Securities Act, effective as of the date of this prospectus and, unless you are deemed to be an “affiliate” of us, such shares will be freely tradable in the public market as of the Expiration Date. Those shares owned by our affiliates will be subject to the restrictions on resale provided in Rule 144 under the Securities Act.

If you fail to accept the Rescission Offer, it is unclear whether or not your federal rights of rescission and damages will remain preserved. The staff of the SEC takes the position that a person’s federal right of rescission may survive a rescission offer. However, federal courts in the past have ruled that a person who rejects or fails to accept a rescission offer is precluded from later seeking similar relief. Generally, the federal statute of limitations for non-compliance with the requirement to register securities under the Securities Act is one year after a violation has occurred, but in no event more than three years after the security was bona fide offered to the public.

We believe all the sales of shares of our common stock that are the subject of the Rescission Offer were exempt from registration under state law, except for Pennsylvania, and thus you may not be entitled to any state law remedies in any other state than Pennsylvania. In Pennsylvania, if you affirmatively reject the Rescission Offer or fail to affirmatively accept the Rescission Offer within 30 days in the matter described in this prospectus, any rights you may have with respect to our failure to comply with securities registration requirements of the 1972 Act will be terminated. However, under state law in other jurisdictions, acceptance or rejection of the Rescission Offer may preclude you from maintaining an action against us in connection with the shares of our common stock purchased on the Applicable Dates. We do not make any representation as to the compliance of this Rescission Offer with applicable state law other than Pennsylvania.

Can I change my mind after I have mailed my signed Notice Form?

Yes. You can change your decision about accepting or rejecting the Rescission Offer at any time before the Expiration Date. If you change your decision and want to accept the Rescission Offer with respect to shares of our common stock for which you did not originally elect to accept, you can do this by completing and submitting another Notice Form for such shares. If you change your decision and want to reject the Rescission Offer after having submitted the Notice Form, then you may reject the Rescission Offer by sending a notice that includes your name, signature, address, social security number or taxpayer identification number, and a clear indication that you are rejecting the Rescission Offer:

First Keystone Corporation

111 West Front Street

P.O. Box 289

Berwick, Pennsylvania 18603

Attention: Cheryl Wynings

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This notice of rejection must be received at the above address before the Expiration Date. Otherwise, you will be deemed to have accepted the Rescission Offer pursuant to your previous elections on the Notice Form(s).

If we receive a notice of rejection of the Rescission Offer before the Expiration Date and you had enclosed certificates for shares of common stock with your Notice Form, we will promptly return the certificates to you.

Who can help answer my questions?

If you have questions regarding the Rescission Offer, you may call Cheryl Wynings (the “Rescission Administrator”) at the following number, (570) 752-3671 x1175, Monday through Friday between the hours of 9:00 a.m. and 5:00 p.m., prevailing Eastern Time, prior to the Expiration Date.

RISK FACTORS

Nothing in this prospectus represents a recommendation by First Keystone Corporation (“First Keystone”) or anyone else that a person buy or sell First Keystone common stock. We urge you to read this prospectus thoroughly before you make your decision regarding the Rescission Offer.

Before making your decision concerning whether to accept or reject the Rescission Offer, you should be aware that an investment in our common stock involves a variety of risks. You are encouraged to review the “Risk Factors” sections of our annual reports on Form 10-K and quarterly reports on Form 10-Q, which we file with the SEC and are incorporated by reference into this prospectus, which contains a discussion of the factors that should be considered in connection with an investment in First Keystone common stock. For more information about accessing these reports, please see “Where You Can Find More Information” below.

THE COMPANY

First Keystone Corporation is a registered bank holding company incorporated in the Commonwealth of Pennsylvania. We are the holding company for our principal subsidiary, First Keystone Community Bank, a Pennsylvania chartered commercial bank. Our corporate offices are located at 111 West Front Street, Berwick, Pennsylvania 18603, and our telephone number is (570) 752-3671. For more information, visit the First Keystone Community Bank website at www.fkc.bank. The information on First Keystone’s website is not incorporated into this prospectus.

THE RESCISSION OFFER

Background and Reasons for the Rescission Offer

On August 3, 2007, we filed a registration statement on Form S-3 with the SEC covering the sale and issuance of 200,000 shares of our common stock under the Plan. In July 2018, we determined that, due to a bookkeeping error by our transfer company, 10,613 shares of our common stock sold under the Plan may not have been properly registered in accordance with the Securities Act and the 1972 Act. Accordingly, we suspended further sales and issuances of our common stock under the Plan until a new registration statement could be filed and declared effective. On August 31, 2018, we filed a registration statement on Form S-3 covering the sale and issuance of an additional 600,000 shares of our common stock under the 2018 Dividend Reinvestment and Stock Purchase Plan (the “2018 Plan”), which registration statement has been declared effective by the SEC. The 2018 Plan is a successor to the Plan and operates the same way as the Plan.

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We are making the Rescission Offer with regard to 10,613 shares of our common stock sold pursuant to the Plan on or after March 30, 2018 or June 29, 2018 (the “Applicable Dates”) at a price per share of $26.49 and $27.14, respectively. We are making the Rescission Offer in compliance with the Securities Act and the 1972 Act which will limit any contingent liability we may have as a result of possible noncompliance with applicable registration requirements under the Securities Act and 1972 Act in connection with the purchase of 10,613 shares of our common stock on the Applicable Dates.

Effect of the Rescission Offer

If you affirmatively reject, or fail to accept in full, the Rescission Offer before the Expiration Date, you will not receive any payment for the shares of our common stock subject to the Rescission Offer for which you do not accept. In addition, such shares that you now own that are subject to the Rescission Offer, for purposes of federal securities law, will be registered securities as of the date of this prospectus and, unless you are deemed to be an “affiliate” (as defined in Rule 144 under the Securities Act) of us, such shares will be freely tradable in the public market as of the Expiration Date. Those shares owned by our affiliates will be subject to the restrictions on resale provided in Rule 144 under the Securities Act.

We believe that your acceptance of the Rescission Offer will, under general theories of estoppel, preclude you from later seeking similar relief. For federal securities law purposes, nonacceptance of the Rescission Offer may not terminate your right to bring a civil action against us for failure to register the shares under the Securities Act before expiration of the applicable statute of limitations. The staff of the SEC takes the position that a person’s federal right of rescission may survive a rescission offer. However, federal courts in the past have ruled that a person who rejects or fails to accept a rescission offer is precluded from later seeking similar relief. The statute of limitations for enforcement of such statutory rights by a shareholder is one (1) year commencing on the date of the sale of common stock sold in violation of the federal registration requirements, but in no event later than three (3) years after the common stock was bona fide offered to the public.

The above discussion relates primarily to your potential rescission rights and does not address in detail the antifraud provisions of applicable securities laws or rights under state securities laws, common law or equity. We believe all the sales of shares of our common stock that are the subject of the Rescission Offer were exempt from registration under state law, except for Pennsylvania, and thus you may not be entitled to any state law remedies in any other state than Pennsylvania. In Pennsylvania, if you affirmatively reject the Rescission Offer or fail to affirmatively accept the Rescission Offer within 30 days in the matter described in this prospectus, any rights you may have with respect to any failure by First Keystone to comply with the securities registration requirements of the 1972 Act will be terminated. However, under state law in other jurisdictions, acceptance or rejection of the Rescission Offer may preclude you from maintaining an action against us in connection with the shares of our common stock purchased on the Applicable Dates and subject to the Rescission Offer. We do not make any representation as to the compliance of this Rescission Offer with applicable state law other than Pennsylvania.

Terms of the Rescission Offer

If you elect to accept the Rescission Offer with respect to shares that you have already sold at a loss, you will receive an amount equal to the amount you paid for the shares less the proceeds of the sale, plus interest, less dividends that you received or that you were entitled to receive prior to such sale. Interest will be paid on the amount originally paid for the shares during the period from the date of purchase of the shares until the date of sale of such shares. Interest will also be paid on the loss realized from the date of sale of the shares through the date that payment is made.

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The interest rate will be determined according to federal and Pennsylvania law because we believe that no other violation of state securities laws occurred in connection with the purchases and sales of our common stock subject to the Rescission Offer. Under Pennsylvania law, the statutory interest rate is 6% per annum.

If you elect to accept the Rescission Offer with respect to shares that you continue to hold, you will receive an amount equal to the amount you paid for the shares, plus 6% interest for the period from the date you purchased the shares through the date payment is made, less dividends that you received or that you are entitled to receive.

If you no longer hold all the shares of our common stock acquired pursuant to the Plan on the Applicable Dates, we will only repurchase those shares that are not deemed sold. Shares are deemed sold in the order in which you purchased them. In order to determine which shares are eligible for repurchase, all shares acquired on your behalf pursuant to the Plan on the Applicable Dates will be matched against all sales of shares on or after the Applicable Dates by matching the first share acquired with the first share sold. Only those purchases that do not have matching sales are eligible for repurchase as part of the Rescission Offer. You are entitled to payment for those shares that are deemed sold at a loss. In order to determine the amount payable with respect to shares that are sold, the Rescission Administrator will use the same procedure as is used to determine which shares are eligible for repurchase.

Since the first Applicable Date, we have paid cash dividends of $0.27 per share to holders of record of our common stock on each of June 12, 2018 and September 13, 2018. The amount and timing of future dividends are within the discretion of our board of directors and will depend upon our earnings, financial requirements, governmental regulations and other factors.

The Rescission Offer expires 30 days after you receive the notice of the Rescission Offer.

If you properly accept the Rescission Offer, we will mail you a check for the proceeds to which you are entitled promptly following the Expiration Date.

As of November 7, 2018, the closing sale price of our common stock (as reported on the “Pink Sheets” OTC Markets) was $24.50 per share. For the fifty-two week period ending on such date, the per share sales price of our common stock ranged from a high of $29.30 to a low of $24.05.

How to Accept or Reject the Rescission Offer

You are not legally required to accept the Rescission Offer.

How to accept the Rescission Offer

Acceptance of the Rescission Offer is optional if you purchased shares of our common stock pursuant to the Plan on an Applicable Date. Generally, acceptance of the Rescission Offer is economically beneficial only if you have sold shares purchased on an Applicable Date at a loss and the loss you incurred exceeds the amount of dividends which you received or that you were entitled to receive in connection with such shares, or if you continue to hold shares purchased on the Applicable Dates, the market value of our common stock on the Expiration Date is less than the price you paid on the Applicable Dates, plus 6% interest, less dividends that you received or that you are entitled to receive. You must accept the Rescission Offer for all the shares of common stock subject to the Rescission Offer. In the event you elect to accept the Rescission Offer, you must complete the Notice Form and return it to the attention of First Keystone Corporation, 111 West Front Street, P.O. Box 289, Berwick, Pennsylvania 18603, Attention: Cheryl Wynings. We must receive your properly completed Notice Form and all other required documentation before the Expiration Date. Otherwise, you will be deemed to have rejected the Rescission Offer. We will, in our sole discretion, determine whether your Notice Form has been properly completed and whether your acceptance of the Rescission Offer will be accepted or rejected.

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If you currently own shares subject to the Rescission Offer and you hold certificates for such shares, you must enclose with the Notice Form the certificates for the shares to be repurchased by us, properly endorsed for transfer, with your signature guaranteed by an eligible guarantor institution such as a commercial bank, trust company, securities broker dealer, credit union or savings & loan that is a member of the Medallion Signature Guarantee Program. If the Plan Administrator is presently holding certificates for the shares to be repurchased by us, or the Plan Administrator holds such shares in book-entry form, your signature on the Notice Form must be guaranteed as described above. If you decide to accept the Rescission Offer and intend to use the mail to return your stock certificates to us, we recommend that you use insured registered mail, return receipt requested.

If you have already sold shares subject to the Rescission Offer at a loss, you must enclose with the Notice Form proof reasonably satisfactory to us evidencing the bona fide sale of such shares to a third party, including the sale price for such shares. Satisfactory proof of the sale price of such shares may take the form of a receipt from the broker, dealer or other person conducting the sale. The sale price may have been paid in either cash or property. If the sale price was paid in property, the price will be deemed to be the fair market value of such property at the time of sale. If the proof of the sale price is not reasonably satisfactory to us, we may require additional proof. In addition, we may require evidence that any sale of such shares was a bona fide transfer to a third party for consideration. A gifting of shares for no consideration is not considered to constitute a sale.

How to reject the Rescission Offer

You do not need to take any action to reject the Rescission Offer or you may return the Notice Form indicating that you reject the Rescission Offer. If you change your decision and want to reject the Rescission Offer after having submitted the Notice Form accepting the Rescission Offer, then you may reject the Rescission Offer by sending a notice that includes your name, signature, address, social security number or taxpayer identification number, and a clear indication that you are rejecting the Rescission Offer to the attention of First Keystone Corporation, 111 West Front Street, P.O. Box 289, Berwick, Pennsylvania 18603, Attention: Cheryl Wynings. We must receive this notice of rejection before the Expiration Date. Otherwise, you will be deemed to have accepted the Rescission Offer pursuant to your elections on the Notice Form(s).

If we receive a notice of rejection of the Rescission Offer before the Expiration Date and you had enclosed certificates for shares of common stock with your Notice Form, we will promptly return the certificates to you.

If you fail to notify us in writing of your acceptance of the Rescission Offer on or prior to the Expiration Date, you will be deemed to have rejected the Rescission Offer with respect to all of the shares of common stock subject to the Rescission Offer. Acceptance or rejection of the Rescission Offer may not terminate your right to bring a civil action against us for failure to register the shares under federal securities laws. However, federal does provide that you may lose any rescission rights under federal securities laws one (1) year from the date of purchase of such shares and three (3) years from the date such shares were bona fide offered to the public. In Pennsylvania, acceptance or rejection of the Rescission Offer will terminate your right to bring a civil action for failure to register the shares under the 1972 Act.

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Accounting for the Rescission Offer

We intend to account for the Rescission Offer by recording the fair market value of the shares of our common stock purchased by us as a charge to additional paid-in-capital based on the quoted market price of our common stock at the close of business on the Expiration Date. Any amounts paid by us pursuant to the Rescission Offer in excess of the fair market value of such shares, and any amounts paid by us with respect to shares of our common stock that were sold at a loss, will be recorded as other expense included in general and administrative expenses in our consolidated statement of income.

Use of Stock Purchased by Us in Rescission Offer

The shares of our common stock purchased by us pursuant to the Rescission Offer, if any, will become authorized but unissued shares of common stock, and may be issued by us in accordance with our articles of incorporation and Pennsylvania law.

Funding the Rescission Offer

We have sufficient funds available to pay for the purchase of any shares of common stock that may be tendered to us as a result of the Rescission Offer.

Questions about the Rescission Offer

If you have questions regarding the Rescission Offer, you may call Ms. Cheryl Wynings (the “Rescission Administrator”) at the following number, (570) 752-3671 x1175, Monday through Friday between the hours of 9:00 a.m. and 5:00 p.m., prevailing Eastern Time, prior to the Expiration Date.

MATERIAL FEDERAL INCOME TAX CONSIDERATIONS

Federal Income Tax Considerations Related to the Rescission Offer

The following discussion summarizes the material federal income tax considerations relating to the Rescission Offer. This discussion is based on current law. The following discussion is not exhaustive of all possible tax consequences. It does not give a detailed discussion of any state, local or foreign tax consequences, nor does it discuss all of the aspects of federal income taxation that may be relevant to a holder in light of such holder’s particular circumstances or to special classes of holders, including persons who are not citizens or residents of the United States, subject to particular treatment under federal income tax laws.

You are urged to consult with your own tax advisor regarding the specific consequences to you of accepting the Rescission Offer, including the federal, state, local, foreign and other tax consequences and the potential changes in applicable tax laws.

The discussion assumes that a person holds the shares of our common stock subject to the Rescission Offer as capital assets, or, as to a person who accepts the Rescission Offer with respect to shares of our common stock previously sold by such person, that such person held such shares as capital assets. The U.S. federal income tax law applicable to the Rescission Offer is unclear. We have not obtained, nor do we intend to obtain, a ruling from the Internal Revenue Service (“IRS”) with respect to the tax consequences to anyone accepting the Rescission Offer. The IRS is not precluded from asserting a position contrary to the positions summarized in this discussion or otherwise recharacterizing a rescission transaction in whole or in part.

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Pursuant to U.S. Treasury Department Circular 230, we are informing you that (a) this discussion is not intended to be used, was not written to be used, and cannot be used, by any taxpayer for the purpose of avoiding penalties under the U.S. federal tax laws that may be imposed on the taxpayer, (b) this discussion was written in connection with the promotion or marketing by us of the Rescission Offer, and (c) each taxpayer should seek advice based on his, her or its particular circumstances from an independent tax advisor.

Cash payment treated as a redemption payment

We intend to treat common stock repurchases under the Rescission Offer as a taxable redemption of shares, with the redemption price equal to the amount paid by us for such shares (and including in the redemption price the amount treated for state law purposes as interest on the original purchase price of such shares). The IRS is not precluded from characterizing common stock repurchases under the Rescission Offer as the return of the original purchase price, which would be nontaxable because there would be no taxable gain or loss, plus the payment of interest, which would be taxable to you as ordinary income and would be deductible by us. This alternative treatment, however, would require that your original purchase of shares of our common stock be treated as a loan to us for U.S. federal income tax purposes. This seems unlikely because, among other reasons, you have the option to either accept or reject the Rescission Offer.

Determining if the redemption is a sale or a distribution

If the redemption payment is treated as made for shares of our common stock, the tax treatment of the redemption payment will differ depending on whether the redemption of shares of our common stock under the Rescission Offer is treated as a sale or exchange of such shares or, alternatively, as a distribution. The redemption should be treated as a sale or exchange, and not as a distribution, if it (a) results in a “complete redemption” of your interest in our capital stock; (b) is “substantially disproportionate” with respect to you; or (c) is “not essentially equivalent to a dividend” as such terms are defined by applicable authorities. These three tests, which are more fully described below, are collectively referred to in this discussion as the “Redemption Tests.”

The Redemption Tests are applied on a person-by-person basis. If a redemption does not satisfy any of the Redemption Tests, the payment of the proceeds from the sale will be treated as a distribution. Because the Redemption Tests are applied independently to each person, it is possible that some persons accepting the Rescission Offer will be subject to sale or exchange treatment and others will receive distribution treatment. Because the application of the Redemption Tests is applied on a person-by-person basis, you should consult your own tax advisor in connection with the possible federal income tax treatment that may apply in your particular case.

For purposes of determining whether any of the Redemption Tests are satisfied, you are treated as owning not only shares of our capital stock that you actually own, but also shares of our capital stock that are treated as constructively owned by you. You may be deemed to constructively own shares of our capital stock actually owned, and in some cases constructively owned, by certain related individuals or entities treated as related to you and shares of our capital stock that you have the right to acquire by exercise of an option, warrant or a conversion right. Contemporaneous or related transactions in our capital stock or stock options may also affect the Redemption Tests.

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The redemption will result in a “complete redemption” of all of your shares of our capital stock if either (a) all of such shares actually and constructively owned by you are sold pursuant to the Rescission Offer or (b) all of such shares actually owned by you are sold pursuant to the Rescission Offer and you are eligible to waive and effectively waive constructive ownership of such shares.

The redemption will be “substantially disproportionate” with respect to you if (a) the percentage of our voting stock owned by you immediately after the redemption (taking into account all shares of our common stock purchased by us pursuant to the Rescission Offer) equals less than eighty percent of the percentage of our voting stock owned by you immediately before the redemption; (b) the percentage of our common stock owned by you after the redemption (taking into account the effect of all shares of our common stock purchased by us pursuant to the Rescission Offer) equals less than eighty percent of the percentage of our common stock you own immediately before the redemption; and (c) after the redemption you own less than fifty percent of the total combined voting power of all classes of our voting stock entitled to vote (taking into account the effect of all shares of our common stock purchased by us pursuant to the Rescission Offer).

The redemption will satisfy the “not essentially equivalent to a dividend” test with respect to you if, in light of your particular circumstances (including your relative interest in our capital stock), your sale of shares of our common stock pursuant to the Rescission Offer results in a “meaningful reduction” of your interest in our capital stock (taking into account the effect of all shares of our common stock purchased by us pursuant to the Rescission Offer). This test may be satisfied irrespective of your failure to satisfy the complete redemption or substantially disproportionate tests.

Consequences if your redemption is a sale or exchange

Assuming that our treatment of a repurchase under the Rescission Offer as a taxable redemption is correct, and if the redemption is a sale or exchange under one of the Redemption Tests described above, you will have capital gain or loss equal to the difference between the amount you receive pursuant to the Rescission Offer (including the portion of such amount equal to the interest on the original purchase price of the shares of our common stock) and your federal income tax basis in such shares. Because your purchases of our common stock being redeemed occurred within the past 12 months, the gain or loss will be short-term capital gain or loss.

Consequences if your redemption is a distribution

If your redemption fails to qualify for sale or exchange treatment under the Redemption Tests described above, the gross proceeds you receive pursuant to the Rescission Offer will be characterized as a dividend distribution to the extent of our accumulated and/or current earnings and profits (on a pro rata basis with other persons whose redemptions fail to so qualify). The portion, if any, of the proceeds received by you in excess of the amount treated as a dividend will be treated first as a tax-free recovery of your basis in the redeemed shares and then as capital gain from a sale or exchange. If you receive proceeds that are taxed as a dividend, you generally should be able to transfer any unrecovered tax basis in the redeemed shares to any shares of our capital stock retained by you, or possibly to shares constructively owned by you if you do not retain any shares of our capital stock.

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Payments with respect to shares previously sold

If you previously sold shares of our common stock subject to the Rescission Offer, we believe that the amount paid to you pursuant to the Rescission Offer with respect to such shares that you previously sold (including the portion of the payment treated for state law purposes as interest on the original purchase price of such shares) will be treated as capital gain at least to the extent of any losses incurred by you on such prior sales, although any payment in excess of such prior losses may be treated as a distribution taxable as ordinary income, as discussed under the heading “Consequences if your redemption is a distribution.” To the extent the payment is taxable as capital gain, such gain should be short-term.

Gain or loss calculation

Under the terms of the Rescission Offer, you may receive in redemption of the subject shares the difference between the amount that you paid for the subject shares and any dividends that we paid on those shares. In calculating the amount of gain or loss that you would recognize if your redemption qualifies for sale or exchange treatment, you should be aware that your federal tax basis in the subject shares would not be reduced by the amount of the dividends paid with respect to those shares.

Backup withholding

Under the U.S. federal income tax backup withholding rules, 24% of the gross proceeds payable to a person pursuant to the Rescission Offer must be withheld and remitted to the United States Treasury unless you (a) are an exempt recipient and, if required, establish your right to an exemption or (b) provide your taxpayer identification number, certify that you are not currently subject to backup withholding, and otherwise comply with applicable requirements of the backup withholding rules. You may generally avoid backup withholding by furnishing a completed Substitute Form W-9 included as part of the Notice Form. Backup withholding is not an additional tax; any amount withheld under these rules will be credited against your U.S. federal income tax liability.

USE OF PROCEEDS

First Keystone will receive no proceeds from the Rescission Offer.

EXPERTS

The financial statements as of December 31, 2017 and 2016 and for each of the three years in the period ended December 31, 2017 and management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2017 incorporated by reference in this prospectus have been so incorporated in reliance on the reports of BDO USA, LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

Documents incorporated by reference in the future will include financial statements, related schedules and independent auditors’ reports. The financial statements and schedules will have been audited to the extent and for the periods set forth in the reports by the independent auditors. To the extent the auditors consent, the audited financial statements and schedules will be incorporated by reference in reliance upon the reports given upon the authority of the independent auditors as experts in accounting and auditing.

LEGAL MATTERS

Bybel Rutledge LLP, Lemoyne, Pennsylvania has passed upon the legality of the common stock offered by this prospectus. Based on this opinion, the shares of common stock, when issued by the company in accordance with the terms of the plan, will be validly issued, fully paid and non-assessable.

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WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy and information statements and other information with the SEC under the Securities Exchange Act of 1934. You may read and copy this information at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, DC 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.

The SEC also maintains an internet site that contains reports, proxy and information statements and other information regarding issuers, such as First Keystone, that file electronically with the SEC. The address of the SEC’s web site is: http://www.sec.gov. In addition, First Keystone Community Bank maintains a website at www.fkc.bank.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” in this prospectus other information that we file with it. This means we disclose important information to you by referring you to those documents. Specifically, we incorporate the following documents by reference into this prospectus:

•	First Keystone’s Annual Report on Form 10-K for the year ended December 31, 2017, filed with the SEC on March 16, 2018;

•

First Keystone’s Quarterly Reports on Forms 10-Q for the quarters ended March 31, 2018, filed with the SEC on May 9, 2018, June 30, 2018, filed with the SEC on August 8, 2018, and September 30, 2018, filed with the SEC on November 8, 2018; and

•	First Keystone’s Current Reports on Form 8-K, filed with the SEC since December 31, 2017; and

•	The description of First Keystone’s common stock contained in First Keystone’s Registration Statement on Form S-4 (File No. 333-145658) and any amendment or report filed for the purpose of updating such description.

We also incorporate by reference in this prospectus additional documents filed by us with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Act of 1934 after the date of this prospectus, and prior to the date we sell all of the common stock covered by this prospectus. Additional documents that we incorporate by reference into this prospectus are deemed a part of this prospectus from the date of filing the documents.

The information incorporated by reference is an important part of this prospectus; however, to the extent that inconsistencies exist between information presented in this prospectus and information contained in incorporated documents filed with the SEC before the date of this prospectus, the information in this prospectus automatically updates and supersedes the earlier information. Additionally, information that we file with the SEC after the date of this prospectus automatically will update and supersede the information in this prospectus and any earlier filed or incorporated information.

Documents incorporated by reference are available without charge to each shareholder, including any beneficial owner, to whom this prospectus is delivered, upon the person’s written or oral request. In addition, you may obtain all documentation relating to the plan that is required to be delivered to participants pursuant to the rules adopted under the Securities Act. You should address written requests for copies to:

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First Keystone Corporation

Attention: Corporate Communications

111 West Front Street

P.O. Box 289

Berwick, Pennsylvania 18603

You should direct telephone requests to First Keystone Corporation at (570) 752-3671.

INDEMNIFICATION OF OFFICERS AND DIRECTORS

Our directors and officers are entitled to indemnification as expressly permitted by the provisions of Pennsylvania Business Corporation Law of 1988, as amended, and our articles of incorporation and bylaws. We also have directors’ and officers’ liability insurance, which provides, in general, insurance for our directors and officers against any loss by reason of any of their wrongful acts, subject to the terms and conditions of the policy. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the company pursuant to the provisions described above, the company has been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

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PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

Registration Fee	$34.91
Blue Sky Fees	$0.00
Accounting Fees	$20,000.00
Legal Fees and Expenses*	$25,000.00
Printing Fees and Postage*	$2,500.00
Total	$47,534.91

*Estimated

Item 15.	Indemnification of Directors and Officers.

The Pennsylvania Business Corporation Law, referred to as the PBCL, provides that Pennsylvania corporations shall have the power, under specified circumstances, to indemnify any person who is or was a representative of the corporation in connection with actions, suits or proceedings brought against them by third parties and in connection with actions or suits by or in the right of the corporation, by reason of the fact that they were or are such representatives, against expenses (including attorney’s fees) and, in the case of actions, suits or proceedings brought by third parties, against judgments, fines and amounts paid in settlements actually and reasonably incurred in any such action, suit or proceedings. Further, the PBCL provides that Pennsylvania corporations must indemnify a representative of the corporation who is successful on the merits or otherwise in defense of any such actions or proceedings against expenses reasonably incurred.

The Bylaws of First Keystone Corporation provide indemnification or reimbursement for reasonable expenses actually incurred by directors or officers. However, indemnification or reimbursement shall be provided only when a director or officer acted in good faith and reasonably believed such actions were in the best interests of First Keystone Corporation.

Directors and officers are also insured against certain liabilities for their actions, as such, by an insurance policy obtained by the corporation.

Item 16.	Exhibits.

Exhibit 5.1*	Opinion of Bybel Rutledge LLP, Special Counsel to First Keystone Corporation.

Exhibit 23.1*	Consent of BDO USA, LLP.

Exhibit 23.2*	Consent of Bybel Rutledge LLP, included as part of Exhibit 5.1.

Exhibit 24.1*	Power of Attorney. (Included on the signature page.)

Exhibit 99.1*	Form of First Keystone Corporation Letter.

Exhibit 99.2*	Form of Notice of Acceptance or Rejection of Rescission Offer Form.

* Previously filed.

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Item 17.	Undertakings.

The undersigned registrant hereby undertakes:

(1)           To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(a)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;

(b)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(c)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to the information in the registration statement.

Provided, however, that paragraphs (a) and (b) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant with the Securities and Exchange Commission pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended, that are incorporated by reference in the registration statement or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement.

(2)           That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of those securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)           To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)           That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A (§ 230.430A of this chapter), shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

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(5)          That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 (§230.424 of this chapter);

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6)           That, for the purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of those securities at that time shall be deemed to be the initial bona fide offering thereof.

(7)           Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to its registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Borough of Berwick, Commonwealth of Pennsylvania on November 9, 2018.

First Keystone Corporation

By:	/s/ Elaine A. Woodland
Elaine A. Woodland
President and Chief Executive Officer

	Title	Date

/s/ Elaine A. Woodland	President and Chief Executive	November 9, 2018
Elaine A. Woodland	Officer and Director (Principal Executive Officer)

/s/ Diane C.A. Rosler	Senior Vice President and Chief	November 9, 2018
Diane C.A. Rosler	Financial Officer (Principal Financial and Accounting Officer)

*	Vice Chairman of the Board	November 9, 2018
John E. Arndt

*	Director	November 9, 2018
Don E. Bower

*	Chairman of the Board	November 9, 2018
Robert A. Bull

*	Director	November 9, 2018
Robert E. Bull

*	Director	November 9, 2018
Joseph B. Conahan, Jr.

*	Director	November 9, 2018
Michael L. Jezewski

*	Director	November 9, 2018
Nancy J. Marr

*	Director	November 9, 2018
William E. Rinehart

*	Director	November 9, 2018
David R. Saracino

* By:	/s/ Elaine A. Woodland
Elaine A. Woodland
Attorney-in-Fact

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